                      [Letterhead of Stifel, Nicolaus]



                       CONSENT OF FINANCIAL ADVISOR


      We hereby consent to the use of our opinion included as Appendix D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger between Enterbank Holdings, Inc. and Commercial Guaranty Bancshares, Inc., and to the reference to our firm name under the caption "Opinion of Enterbank's Financial Advisor" in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                     STIFEL, NICOLAUS & COMPANY, INCORPORATED


                                     By: /s/ Mark J. Ross
                                         -------------------------------------
                                         Mark J. Ross
                                         Vice President


St. Louis, Missouri

April 27, 2000